UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

AT&S HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-124440	20-0472144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 Manchester Trafficway, Kansas City, Missouri 64129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (816) 765-7771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 26, 2006, AT&S Holdings, Inc. announced that its subsidiary American Trailer and Storage (“American Trailer”) had entered into an agreement to purchase the semi-trailer lease fleet of Ace Trailer and Storage, a Kansas City, Missouri-based company

Item 2.01 Completion of Acquisition or Disposition of Assets
On the same day, American Trailer closed on the purchase agreement with Ace Trailer. The assets purchased consisted of 157 semi-trailers, the rights under a lease-purchase agreement held by Ace Trailer involving 10 additional semi-trailers, and the rights under certain rental agreements related to semi-trailers leased by Ace Trailer to its customers. Of the semi-trailers purchased, fifteen are subject to purchase by a third-party under an agreement between Ace Trailer and the third-party, which agreement was assumed by American Trailer.

The total purchase price for the assets was $1,070,000. In addition, American Trailer agreed to assume the obligations of Ace Trailer under the lease-purchase agreement.

A copy of the press release announcing the transaction is attached as Exhibit 9.1.

Item 9.01 Exhibits

(d) Exhibits

9.1 Company’s press release dated October 26, 2006.

      9.2 Purchase agreement between American Trailer and Storage and Ace Trailer and
Storage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&S HOLDINGS, INC.

/s/ Richard G. Honan
Richard G. Honan
Chief Executive Officer

Date: November 1, 2006